EXHIBIT 99.1

Mobetize Signs Letter of Intent to Provide Remittance Services in USA and Canada

BLAINE, Wash., March 18, 2014 (GLOBE NEWSWIRE) -- Mobetize Corp. (OTCBB:MPAY) is pleased to announce that it has signed a letter of intent with one of the world's largest Money Transfer Operators (MTO) to provide money remittance services in USA and Canada using Mobetize's mobile smartRemit solution for Telecoms. When completed this will allow Mobetize customers to make seamless mobile money transfers from within USA and Canada to over 150 different countries worldwide.

"We view this letter of intent as an endorsement of our global mobile money remittance capabilities. Telecom operators throughout the U.S. and Canada are eager to offer seamless mobile money remittance as part of their traditional service plan and we are pleased to have the opportunity through agreements such as this, to develop partnerships that can enhance the money transfer capability of telecoms," stated Ajay Hans, CEO of Mobetize.

The Mobetize integrated software suite is specifically designed for Telecom Operators, MNO's and MVNO's. The Company's Mobile Super Wallet enables telecom companies to integrate and offer mobile financial services with their existing custom telecom product offerings. Mobetize sees the smartRemit product as a key part in the Company's strategy to deliver a suite of Mobile Financial Services to Telecom clients. By launching enhanced mobile commerce offerings to their subscribers, telecom companies can increase their average revenue per user (ARPU) and customer loyalty while lowering churn and their customer service costs.

About Mobetize Corp.

Mobetize Corp. (MPAY) is a technology leader in mobile commerce payment solutions. The Company's smart solutions platform empowers its customers to increase ARPU and decrease churn while making unsurpassed improvement to customer retention. Mobetize solutions shift existing e-commerce to mobile with unrivaled simplicity, efficiency and cost-effectiveness.

Mobetize's brand-able platform brings mobile devices secure and easy bill management, payments, recharge, domestic money transfers, international remittances, point-of-sale functionality and numerous other related technologies. Mobetize provides the industry's most complete mobile solutions platform to both telecommunications operators and payment gateways. For more information, visit http://www.mobetize.com.

This press release includes statements that are not historical in nature and may be characterized as "forward-looking statements," including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company's outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are: changes in the general economy; changes in demand for the Company's products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances. A number of these factors are discussed in the Company's previous filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

CONTACT: Stephen Fowler
         Mobetize Corp.
         (206) 347-4515
         sfowler@mobetize.com

         John Nesbett or Jennifer Belodeau
         Institutional Marketing Services (IMS)
         (203) 972-9200
         jnesbett@institutionalms.com